                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 22, 2000



                                   ElderTrust
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           Maryland                        001-13807             23-2932973
-------------------------------        ----------------      -------------------
(State or other jurisdiction of        (Commission File        (IRS Employer
        incorporation)                     Number)           Identification No.)

      101 East State Street, Suite 100, Kennett Square, Pennsylvania 19348
      --------------------------------------------------------------------
                    (Address of principal executive offices)



       Registrant's telephone number, including area code:   (610) 925-4200
                                                             --------------



                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  Other Events.


         On November 22, 2000 ElderTrust announced that it had reached agreements, subject to approval of the U.S. Bankruptcy Court, with Genesis Health Ventures, Inc. and The Multicare Companies, Inc., regarding lease and loan transactions between the entities, and that Genesis and Multicare intended to file motions with the U.S. Bankruptcy Court to obtain its approval of the agreements. Genesis and Multicare, ElderTrust's largest customers, filed for protection under Chapter 11 of the U.S. Bankruptcy Code in June 2000. On November 27, 2000 ElderTrust announced that Genesis and Multicare had filed the required motions with the U.S. Bankruptcy Court seeking the Court's approval to enter into the proposed transactions announced on November 22, 2000. On December 7, 2000, ElderTrust announced that the motions filed by Genesis and Multicare on November 27, 2000 are scheduled to be heard by the U.S. Bankruptcy Court on January 4, 2001. The last day for objections to be filed by other interested parties is December 22, 2000. If approved, the transactions contemplated by the agreements are expected to be completed by January 31, 2001.


         Under the more significant terms of the agreement with Genesis:

     o Twenty-one of the existing twenty-three lease agreements between Genesis subsidiaries and ElderTrust would continue to be effective in accordance with their terms, except as provided below:

          -- two leases would be modified to reduce combined rents for the properties by $745,000 per year;

          -- one lease would be modified to create an early termination right commencing on December 31, 2002; and

          -- one lease would be modified to permit ElderTrust to terminate the lease during 2001 without penalty if the current tenant is unable to achieve occupancy targets specified by loan documents secured by property;

     o Two leases would be terminated when the two properties subject to the leases are sold to Genesis for $1.25 million, such amount to be paid by means of an increase in the notes receivable described below;

     o An $8.5 million loan currently guaranteed by ElderTrust and owed to Genesis by ET Sub-Meridian, an unconsolidated subsidiary of ElderTrust, would be acquired by ElderTrust in a manner to effect an $8.5 million reduction in amounts owed to ElderTrust by Genesis;

     o The maturity date for three loans by ElderTrust to Genesis and affiliated entities with unpaid principal balances totaling approximately $7.5 million at June 30, 2000 (after taking into account the aforementioned $1.25 million increase and $8.5 million reduction) would be extended to June 30, 2002 at the rates in effect prior to the Genesis bankruptcy filing; and

     o The maturity date and interest rate for one loan with a principal balance of approximately $4.8 million made by ElderTrust to an entity in which Genesis owns a 49% limited partner interest would be extended to May 31, 2002 at a 10% interest rate.

         Under the terms of the agreement with Multicare, ElderTrust would acquire three properties secured by three loans with outstanding principal amounts totaling approximately $19.5 million, and having a net book value of $10.0 million, at September 30, 2000, in exchange for the outstanding indebtedness. These properties would then be leased back to Multicare under long-term operating lease agreements. ElderTrust has no other transactions with this entity.

         Using the quarter ended September 30, 2000 as a basis for measuring the impact of these agreements, as that quarter reflected little, if any, impact of non-recurring transactions, the above described transactions would effect annualized funds from operations ("FFO") reported for that quarter as follows:

     o The rent modifications to the two leases would reduce rental income by $745,000;

     o The sale of the two buildings in exchange for a $1.25 million note would decrease FFO by approximately $80,000;

     o The acquisition of the $8.5 million note would increase interest income by approximately $850,000;

     o The three revised loans to Genesis will increase interest income by approximately $580,000; and

     o The three leases with Multicare will generate approximately $800,000 in rental income.

The last two items would increase income over that reported for the quarter as the Company ceased accruing interest income on loans once Genesis and Multicare filed for Chapter 11 bankruptcy protection.

         A copy of ElderTrust's November 22, 2000, November 27, 2000 and December 7, 2000 press releases are attached hereto as exhibits 99.1, 99.2 and 99.3, respectively. Copies of the agreements with Genesis and Multicare are attached as exhibits 99.4 and 99.5, respectively. Attached to the November 22, 2000 press release are unaudited pro forma financial statements for the periods ended December 31, 1999 and September 30, 2000 giving pro forma effect to the proposed agreements with Genesis and Multicare. The pro forma financial information is not necessarily indicative of what ElderTrust's actual results would have been for the periods presented nor does the pro forma financial information represent the results of future periods.

         The above agreements were reached following discussions by ElderTrust with the lender on its Bank Credit Facility. The Company is currently in discussions with this lender and other lenders regarding the covenant defaults under the Company's Bank Credit Facility and bond guarantees.

         Because the agreements with Genesis and Multicare are subject to U.S. Bankruptcy Court and lender approval and because the creditors for Genesis and Multicare may object to all or any portion of the agreements, there can be no assurance that the transaction contemplated by the agreements will be completed as proposed.

         In addition to the foregoing matters, the Company announced on December 7, 2000 that the NYSE had notified the Company that (a) the Company had complied with the NYSE's $1 minimum share price standard and the $15 million market capitalization standard for continued listing as of November 27, 2000, (b) as a result, the NYSE was prepared to continue the Company's listing at this time,
(c) it would monitor the Company's compliance with the continued listing criteria for the thirty-day trading period subsequent to November 27, 2000 and
(d) it would reevaluate the listing status on January 11, 2001 in light of the Company's compliance with the criteria as well as its accomplishments to date under its plan to meet the continued listing criteria.

         Certain matters discussed within this Form 8-K may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although ElderTrust believes the expectations reflected in such forward-looking statements are reasonable assumptions, it can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from ElderTrust's expectations include the extent to which Genesis and Multicare continue to make lease and loan payments to the Company, the outcome of the Genesis and Multicare bankruptcy proceedings, real estate conditions, the Company's ability to refinance its existing bank credit facility when it matures in June 2001, changes in the economic conditions and other risks detailed from time to time in the Company's SEC reports and filings. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)    Financial statements of business acquired.

                Not applicable.

         (b)    Pro forma financial information.

         As indicated above, attached to the November 22, 2000 press release are unaudited pro forma financial statements for the periods ended December 31, 1999 and September 30, 2000 giving pro forma effect to the proposed agreements with Genesis and Multicare. Under applicable SEC rules, required pro forma financial information giving effect to completion of the transactions must be filed within 15 days after the transactions are completed.

         (c)    Exhibits.

                  Exhibit
                   Number    Exhibit Description
                   ------    -------------------
                    99.1     Press release of November 22, 2000
                    99.2     Press release of November 27, 2000
                    99.3     Press release of December 7, 2000
                    99.4     Master Agreement with Genesis Health Ventures, Inc.
                    99.5     Master Agreement with The Multicare Companies, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   ELDERTRUST
                                                   ----------
                                                   (Registrant)


                                                   /s/ D. Lee McCreary, Jr.
                                                   ------------------------
                                                   D. Lee McCreary, Jr.
                                                   President, Chief Executive
                                                   Officer and Chief Financial
                                                   Officer




Date:  December 7, 2000

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                                INDEX TO EXHIBITS


  Exhibit
  Number         Exhibit Description                                                    Page No.
  ------         -------------------                                                    --------
   99.1          Press release of November 22, 2000
   99.2          Press release of November 27, 2000
   99.3          Press release of December 7, 2000
   99.4          Master Agreement with Genesis Health Ventures, Inc.
   99.5          Master Agreement with The Multicare Companies, Inc.